Exhibit 10.1

EXECUTION VERSION

COOPERATION AGREEMENT

January 20, 2023

Hudson Executive Capital LP
c/o Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281

Ladies and Gentlemen:

ViewRay, Inc. (the “Company”) and Hudson Executive Capital LP, on behalf of itself, its affiliates and its affiliated funds (such affiliates and affiliated funds (which, for the avoidance of doubt, shall include HEC Management GP LLC and HEC Master Fund LP), together with Hudson Executive Capital LP, collectively, “Hudson”), have agreed to the terms contained in this Cooperation Agreement (this “Agreement”). This Agreement will take effect as of the date hereof (the “Effective Date”). For purposes of this Agreement, we refer to each of the Company and Hudson as a “Party” and, together, as the “Parties”.

1.	Company Board and Related Matters.

(a)          Board Observer.

(i)          The Company agrees that Sai Nanduri, Senior Investment Analyst of Hudson, shall serve as an observer (the “Initial Observer”) of the Board of Directors of the Company (the “Board”) beginning on January 20, 2023 until the earliest to occur of (x) the Expiration Date, (y) the designation of a Successor Observer in accordance with Section 1(a)(ii) and (z) the appointment of the Initial Observer as a director of the Company in accordance with Section 1(b). For the purposes of this Agreement, all references to the “Observer” shall be deemed references to the Initial Observer or any Successor Observer in the event that a Successor Observer is appointed in accordance with Section 1(a)(ii), as applicable.

(ii)          If, during the Term, the Observer ceases to be employed by or affiliated with Hudson, the Observer shall immediately cease to be the Observer and Hudson shall be entitled to select another individual employed by Hudson and reasonably acceptable to the Company to act as the Observer (a “Successor Observer”) until the earliest to occur of (x) the Expiration Date, (y) the designation of a Successor Observer in accordance with this Section 1(a)(ii) and (z) the appointment of the Successor Observer as a director of the Company in accordance with Section 1(b). The Successor Observer shall have qualifications and experience that are substantially similar to those of the Initial Observer (the “Observer Qualifications”).

(iii)          The Company shall take all necessary actions to promptly install any Successor Observer as an observer of the Board; provided, that such Successor Observer shall be subject to the approval (not to be unreasonably withheld) of the Board; provided, further, that the Board may only reject the Successor Observer if such person fails to satisfy the Observer Qualifications. If the Successor Observer initially proposed by Hudson is rejected based on a failure to satisfy the Observer Qualifications, Hudson shall be entitled, until the earliest to occur of (x) the Expiration Date, (y) the appointment of a Successor Observer in accordance with Section 1(a)(ii) and (z) the appointment of the Observer as a director of the Company in accordance with Section 1(b), to continue proposing persons as the Successor Observer and any such proposed person shall be promptly installed as the Successor Observer (subject only to the Board’s right to reject such person’s candidacy as Successor Observer for a failure to satisfy the Observer Qualifications). The onboarding of the Successor Observer will be through a reasonable and customary process no more onerous, burdensome or time consuming than the process for onboarding the Initial Observer, and there will be no procedure, policy or other obstacle implemented with the intent or effect of prejudicing the Successor Observer’s ability to timely act in such capacity.

(iv)          Notwithstanding anything in this Agreement to the contrary, the rights with respect to the designation of a Successor Observer pursuant to this Section 1(a) shall be subject to Hudson having aggregate beneficial ownership of at least three percent (3%) of the shares of the common stock of the Company, par value $0.01 per share (“Common  Stock”), outstanding at such time; provided, that for purposes of such calculation, the total outstanding shares of Common Stock as of the date of such determination shall be deemed to be the lesser of (1) the aggregate number of shares of Common Stock outstanding as of the date hereof or (2) the aggregate number of shares of Common Stock outstanding as of the date of such determination (in each case, as equitably adjusted for any combinations, splits, recapitalizations or similar actions).

(v)          The Company agrees that the Observer may attend all meetings (including telephonic or videoconference meetings), including in executive session, of the Board and its committees, in each case, solely in a non-voting observer capacity. The Observer may participate fully in discussions of all matters brought to the Board and its committees for consideration, but in no event shall the Observer: (i) be deemed to be a member of the Board or any committee thereof; (ii) have the right to propose or offer any motions or resolutions of the Board or any committee thereof; or (iii) have the right to vote with respect to any motions or resolutions proposed or offered to the Board or any committee thereof or otherwise have any power to cause the Company to take, or not to take, any action. The presence or absence of the Observer shall not be required or taken into account for purposes of establishing a quorum. The Company shall provide to the Observer copies of all notices, minutes, consents, and other materials that it provides to the directors of the Company (collectively, “Board Materials”), at the same time and in the same manner as such Board Materials are delivered to the directors of the Company. Notwithstanding anything in this Agreement to the contrary, the Company may exclude the Observer from access to any

Board Materials, meeting or portion thereof if, and only to the extent that, the Board or the relevant committee, as applicable, acting in good faith after consultation with legal counsel, reasonably concludes that: (i) such exclusion is necessary to preserve the attorney-client or work product privilege between the Company or its Affiliates and its legal counsel; (ii) such Board Materials or discussions relate to the Company’s or its Affiliates’ relationship, contractual or otherwise, with Hudson or its Affiliates or any actual or potential transactions between or involving the Company or its Affiliates and Hudson and its Affiliates, or (iii) such exclusion from a meeting in executive session is necessary to limit such session solely to independent directors of the Company, independent auditors and/or legal counsel, and the Board determines that the Observer (assuming the Observer were a director of the Company) would not meet the then applicable standards for independence under the rules and regulations of the Nasdaq Stock Market or applicable law.

(b)          Vacancies. The Company agrees that the Board shall fill any vacancy on the Board arising during the Term, subject, in the case of any Successor Observer, to the customary vetting processes, including interviews and other onboarding and compliance procedures, of the Nominating and Corporate Governance Committee of the Board (it being agreed that the Initial Observer has completed the vetting processes and shall be subject only to a bring-down vetting process, including updated background and credentials checks), with the Observer (the “Observer Director”); provided, however, that, notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to give Hudson any nomination rights with respect to proposals for the candidates for election to the Board at the 2023 Annual Meeting which, for the avoidance of doubt, shall remain at the sole discretion of the Company.

(c)          Shareholder Meetings.

(i)          Meetings. At any annual or special meeting of shareholders of the Company during the Standstill Period (including any action of the shareholders by written consent), Hudson shall, or shall cause its Affiliates, Associates (each as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “Exchange Act”)) or representatives to, appear in person or by proxy at such meeting (or submit written consents) and vote all shares of Common Stock over which Hudson, its Affiliates or Associates has voting power (A) in favor of all directors nominated by the Board for election at any such meeting, (B) in accordance with the Board’s recommendation with respect to any proposal to be submitted to the shareholders of the Company; provided, however, that Hudson shall be permitted to vote in its discretion on any proposal of the Company in respect of any Extraordinary Transaction (as defined below).

(ii)          Interim Special Meetings. During the Term, the Company shall not call or hold any interim special meeting of shareholders for the purpose of removing and/or replacing the Observer Director.

(d)          Company Policies. The Company Policies will be applicable to any Observer Director while serving as a director of the Company. The Company represents and warrants that all Company Policies currently in effect are publicly available on the Company’s website or have been provided to Hudson or its counsel. For the avoidance of doubt, the Company Policies shall not apply to the Observer or Hudson or any of their affiliated funds. For purposes of this Agreement, “Company Policies” shall mean the policies, procedures, processes, codes, rules, standards and guidelines applicable to directors of the Company, including the Corporate Governance Guidelines and Code of Business Conduct and Ethics, and any other policies applicable to members of the Board, including, but not limited to, policies related to stock ownership, public disclosures and confidentiality (as may be amended from time to time) then in effect.

(e)          Non-Interference. The Company will not take any action to frustrate the purposes of this Agreement, including by (i) amending or making any alterations to its organizational documents or any Company Policies or (ii) utilizing any existing or new committee of the Board, in each case, to such end.

(f)          Board Observer Agreement.

(i)          Concurrently with the execution and delivery of this Agreement, the Company has entered into a board observer agreement (the “Board Observer Agreement”) with Sai Nanduri. In the event of any Successor Observer, the Company and such Successor Observer shall enter into a board observer agreement Observer on substantially similar terms.

(ii)          Concurrently with the execution and delivery of this Agreement, the Company, Hudson and Sai Nanduri, in his capacity as the Observer, have entered into a nondisclosure agreement (the “Nondisclosure Agreement”), which Nondisclosure Agreement, on the terms and subject to the conditions set forth therein, shall govern Sai Nanduri’s obligations as the Observer with respect to Confidential Information (as defined in the Nondisclosure Agreement). In the event of any Successor Observer, the Company and such Successor Observer shall enter into a nondisclosure agreement on terms substantially similar to the Nondisclosure Agreement. For the avoidance of doubt, the Parties agree that the Nondisclosure Agreement shall in no event restrict or limit the ability of Hudson to engage in a proxy contest.

2.          Standstill Restrictions. During the Standstill Period, Hudson shall not, and shall cause its controlling and controlled Affiliates and Associates not to, directly or indirectly, in any manner:

(a)          purchase or otherwise acquire, or offer, seek, propose or agree to acquire, beneficial ownership of Common Stock such that, giving effect to such purchase or acquisition, Hudson’s beneficial ownership of Common Stock would exceed 14.9% of the Common Stock outstanding;

(b)          engage in, or assist in the engagement in, soliciting proxies or written consents of shareholders with respect to, or from the holders of, any shares of Common

Stock or any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies (collectively, “Voting Securities”), or make, or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any solicitation of any proxy, consent or other authority to vote any Voting Securities with respect to the election of directors or any other matter, otherwise conduct or assist in the conducting of any binding or nonbinding referendum with respect to the Company, or seek to advise or encourage any person in, any proxy contest or any solicitation with respect to the Company not approved and recommended by the Board, including relating to the removal or the election of directors, other than solicitations or actions as a participant in support of all of the Company’s nominees;

(c)          form, join or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities, or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement or other arrangement of similar effect (other than any such voting trust, arrangement or agreement solely among Hudson and its Affiliates that is otherwise in accordance with this Agreement);

(d)          publicly seek to call, or request the call of, a special meeting of the shareholders of the Company or publicly seek to make, or make, a shareholder proposal at any annual or special meeting of the shareholders of the Company, or otherwise become a “participant” in a “solicitation” (as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act) to vote any securities of the Company (including by initiating, encouraging or participating in a “withhold” or similar campaign);

(e)          (i) except as expressly permitted by this Agreement, seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board or (ii) seek, alone or in concert with others, the removal of any member of the Board;

(f)          make any request or submit any proposal to amend or waive any of the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement or public disclosure of such request or proposal or give rise to a requirement to so publicly announce or disclose such request or proposal;

(g)          advise, encourage, support or influence any person or entity with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company;

(h)          sell or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, any shares of Common Stock or any derivatives relating to Common Stock to any third party (a “Third Party”) other than a Third Party that (x) is (i) a

Party to this Agreement, (ii) a member of the Board or (iii) an officer of the Company or (y) would not, together with its Affiliates, own, control or otherwise have beneficial ownership representing in the aggregate in excess of 4.9% of the shares of Common Stock outstanding at such time as a result of such transfer, except for Schedule 13G filers that are mutual funds, pension funds, index funds or investment fund managers that have not been identified on the most recent “SharkWatch 50” list, as published by FactSet and any successor (the “SharkWatch List”) and are not publicly disclosed Affiliate funds of such a filer on the SharkWatch List; provided, that nothing herein shall restrict or limit Hudson’s ability to sell or otherwise dispose of any shares of Common Stock or any derivatives relating to Common Stock in open market transactions where the identity of the purchaser is not readily available;

(i)          take any action in support of or make any proposal, announcement, statement, offer or request, or affirmatively solicit or publicly encourage a third party to make any proposal, announcement, statement, offer or request, regarding: (A) advising, controlling, changing or influencing the Board or management of the Company, including but not limited to, plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any Extraordinary Transaction or exploration thereof (it being understood that this clause (i)(B) shall not restrict Hudson from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other shareholders of the Company, or from participating in any such transaction that has been approved by the Board) or (C) any other material change in the Company’s or any of its subsidiaries’ operations, business, corporate strategy, corporate structure, capital structure or allocation, or share repurchase or dividend policies; provided, for the avoidance of doubt, that Hudson and its Affiliates shall be entitled to engage in private discussions with respect to such matters with limited partners or shareholders of Hudson or its Affiliates;

(j)          engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than in connection with a broad-based market basket or index) that relates to or derives any part of its value from any decline in the market price or value of any securities of the Company, and would result in Hudson (together with its Affiliates) failing to have an aggregate net long position (as defined in Rule 14e-4 under the Exchange Act) in the Company;

(k)          communicate with the Company’s shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;

(l)          engage in any course of conduct with the purpose of causing shareholders of the Company to vote contrary to the recommendation of the Board on any matter presented to the Company’s shareholders for their vote at any meeting of the Company’s shareholders or by written consent;

(m)          publicly act, including by making public announcements or speaking to reporters or members of the media (whether “on the record” or on “background” or “off the record”), to seek to influence the Company’s shareholders, management or the Board with respect to the Company’s policies, operations, balance sheet, capital allocation, marketing approach, business configuration, Extraordinary Transactions, or strategy or to obtain representation on the Board or seek the removal of any director in any manner, except as expressly permitted by this Agreement;

(n)          call or seek to call, or request the call of, alone or in concert with others, any meeting of shareholders, whether or not such a meeting is permitted by the Amended and Restated Bylaws (the “Bylaws”), including a “town hall meeting”;

(o)          seek, or encourage or advise any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election, removal or replacement of any directors;

(p)          demand a copy of the Company’s list of shareholders or its other books and records or make any request pursuant to Rule 14a-7 under the Exchange Act or under any statutory or regulatory provisions of Delaware providing for stockholder access to books and records (including lists of shareholders) of the Company;

(q)          make any request or submit any proposal to amend or waive the terms of this Agreement other than through non-public communications with the Company that would not be reasonably likely to trigger public disclosure obligations for any Party;

(r)          disclose in a manner that could reasonably be expected to become public any intent, purpose, plan or proposal with respect to any director or the Company’s management, policies, strategy, operations, financial results or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; or

(s)          enter into any discussions, negotiations, agreements or understandings with any person with respect to the foregoing, or advise, assist, knowingly encourage or seek to persuade any person to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.

For the purposes of this Agreement, the “Standstill Period” shall mean the period from and after the date of this Agreement until the later of (i) the Expiration Date and (ii) if the Observer has been appointed to the Board as the Observer Director, the date that the Observer Director no longer serves on the Board. The restrictions set forth in this Section 2 shall not apply to the Observer Director acting in his or her capacity as a director of the Company. The Parties further agree that neither Hudson nor any of its Affiliates shall seek to do indirectly through the Observer or the Observer Director (or any successor thereof) anything that would be prohibited if done by Hudson or its Affiliates. For the avoidance of doubt, the Parties acknowledge and agree that

Hudson intends to continue to engage in non-public discussions with members of management of the Company and the Board and nothing in this Section 2 shall be deemed to prevent or impede such discussions from occurring, so long as such discussion is not intended to, and would not reasonably be expected to, require any public disclosure of such discussion. The Company shall notify Hudson in writing upon the occurrence of the Expiration Date.

As used herein, “Extraordinary Transaction” means any merger, acquisition, amalgamation, tender offer, exchange offer, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company or any of its subsidiaries or that relates to or would result in a Change of Control.

3.          Press Release; Form 8-K; Publicity.

(a)          The Parties agree that promptly following the execution and delivery of this Agreement by the Parties, (A) the Company will issue the press release attached to this Agreement as Exhibit A (the “Press Release”) and file a Current Report on Form 8-K in the form previously agreed by the Parties and (B) Hudson will file an amendment to its Schedule 13D in the form previously agreed by the Parties.

(b)          During the Standstill Period, the Company, on the one hand, and Hudson, on the other hand, shall each refrain from making, and shall cause their respective Affiliates and Associates and its and their respective principals, directors, members, general partners, officers, employees, agents and representatives (including, with respect to Hudson, the Hudson Consultant) (collectively, “Representatives”) not to make, any public statement that constitutes an ad hominem attack on, or that otherwise disparages, impugns or is reasonably likely to damage the reputation of, (i) in the case of statements by Hudson or any of its Representatives, the Company or any of its Affiliates or any of its or their respective officers, directors or employees or any person who has served in any of the foregoing capacities, or (ii) in the case of statements by the Company or any of its Representatives, Hudson or any of its Affiliates or any of its or their respective partners, members, officers, directors or employees or any person who has served in the foregoing capacity. The foregoing sentence shall not restrict the ability of any Party to (1) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the Party from whom information is sought or (2) make private statements to directors or employees of the Company, Hudson or employees of Hudson in a manner in which public dissemination of such statements would not be reasonably anticipated.

4.          Representations of the Company. The Company represents and warrants to Hudson that (a) the Company has the corporate power and authority to execute and deliver this Agreement and to bind it hereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with

(i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5.          Representations of Hudson. Hudson represents and warrants to the Company that (a) Hudson has the power and authority to execute and deliver this Agreement and to bind itself and its Affiliates to this Agreement (and Hudson Executive Capital LP has the power and authority to execute and deliver this Agreement and to bind itself and the entities listed on Schedule A to this Agreement), (b) this Agreement has been duly authorized, executed and delivered by Hudson, constitutes a valid and binding obligation of Hudson, and is enforceable against Hudson in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law), (c) the execution of this Agreement by Hudson does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to Hudson, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Hudson is a party or by which it is bound, (d) Hudson, together with its Affiliates, beneficially owns (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) in the aggregate 15,752,093 shares of Common Stock, and (e) Hudson is not a party to any swap or hedging transactions or other derivative agreements of any nature with respect to any Voting Securities.

6.          Term. Except as otherwise set forth herein, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue until the date (the “Expiration Date”) that is the earlier of (a) January 1, 2024 and (b) the date that is thirty (30) days prior to the deadline under the Bylaws for director nominations and shareholder proposals for the Company’s 2024 annual meeting of shareholders; provided, that (i) Hudson may earlier terminate this Agreement if the Company commits a material breach of its obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after receipt by the Company from Hudson specifying the material breach, or, if impossible to cure within fifteen (15) days, that the Company has not taken any substantive action to cure within such fifteen (15)-day period, (ii) the Company may earlier terminate this Agreement if Hudson commits a material breach of this Agreement that (if capable of being cured) is not cured within fifteen (15) days after receipt by Hudson from the Company specifying the material breach, or, if impossible to cure within fifteen (15) days, that Hudson has not taken any substantive action to cure within such fifteen (15)-day period and (iii) either the Company or Hudson may earlier terminate this Agreement upon the consummation of a Change of Control (as defined below); provided further that no expiration or termination of this Agreement will relieve any Party hereto from any liability for a breach of this

Agreement prior to such expiration or termination. Notwithstanding the foregoing, Section 10  through Section 15 shall survive the termination or expiration of this Agreement. A “Change of Control” shall be deemed to have taken place if (x) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the equity interests and voting power of the Company’s then outstanding equity securities, (y) as a result of a merger or stock-for-stock transaction the Company’s stockholders retain less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then-outstanding equity securities or (z) the Company sells all or substantially all of its assets.

7.          Fiduciary Duties; Rights of the Observer.

(a)          Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall require any director to violate his or her fiduciary duties, it being acknowledged and agreed that none of the actions contemplated to be taken pursuant to this Agreement violate any such fiduciary duties.

(b)          Director Benefits. The Company agrees (i) to indemnify the Observer and the Observer Director, if any, to the same extent, and subject to the same conditions and limitations, that all directors of the Company are indemnified by the Company and (ii) that the Observer Director, if any, shall receive (A) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors of the Board and (B) such other benefits on the same basis as all other non-management directors on the Board, including, unless otherwise requested by the Observer Director, having the Company (or legal counsel) prepare and file with the SEC, at the Company’s expense, any Form 3, Form 4 and Form 5 under Section 16 of the Exchange Act that are required to be filed by each director of the Company.

8.          Expenses. No later than five (5) business days following the execution of this Agreement, the Company shall reimburse Hudson for its reasonable and documented out-of-pocket fees and expenses (including attorney’s fees and other legal expenses and expenses related to the engagement of other advisors and consultants) incurred by Hudson prior to the Effective Date in connection with its engagement with the Company and the negotiation and execution of this Agreement and the transactions contemplated hereby not to exceed the aggregate amount previously agreed to by the Parties.

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

10.          Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Party would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages may not be an adequate remedy for such a breach. It is accordingly agreed that each Party may be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof. Each Party agrees to waive any bonding requirement under any applicable law in the case any other Party seeks to enforce the terms by way of equitable relief.

11.          APPLICABLE LAW AND JURISDICTION. THIS COOPERATION AGREEMENT WILL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES. EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING TO ENFORCE THIS COOPERATION AGREEMENT WILL BE BROUGHT EXCLUSIVELY IN (A) THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY, (B) IN THE EVENT (BUT ONLY IN THE EVENT THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION), THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR (C) IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURTS IDENTIFIED IN CLAUSES (A) AND (B) DO NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, ANY OTHER DELAWARE STATE COURT (COLLECTIVELY, THE “CHOSEN COURTS”). EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE CHOSEN COURTS, AND IRREVOCABLY WAIVES ANY ARGUMENT THAT THE CHOSEN COURTS ARE AN INCONVENIENT OR IMPROPER FORUM. EACH PARTY CONSENTS TO SERVICE OF PROCESS BY A REPUTABLE OVERNIGHT DELIVERY SERVICE, SIGNATURE REQUESTED, TO THE ADDRESS OF SUCH PARTY’S PRINCIPAL PLACE OF BUSINESS OR AS OTHERWISE PROVIDED BY APPLICABLE LAW.

12.          Notice. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by email, when such email is transmitted to the email address set forth below (so long as the sender of such email does not receive an automatic message indicating that the recipient did not receive such email) or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section 12:

If to the Company:

ViewRay, Inc.
1099 18th Street, Suite 3000
Denver, CO 80202
Attention:	Robert McCormack
Email:	rmccormack@viewray.com

With a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention:	Minh Van Ngo
Andrew M. Wark
Email:	mngo@cravath.com
awark@cravath.com

If to Hudson:

Hudson Executive Capital LP
c/o Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention:	General Counsel
Email:	Legal@HudsonExecutive.com

With a copy to (which shall not constitute notice):

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention:	Richard Brand
Braden McCurrach
Joanna Valentine
Email:	richard.brand@cwt.com
braden.mccurrach@cwt.com
joanna.valentine@cwt.com

13.          Entire Agreement; Amendment; Conflicts. This Agreement, including exhibits and schedules attached to this Agreement, together with the Board Observer Agreement and the Nondisclosure Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

14.          Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.          No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties and is not binding upon or enforceable by any other persons. No Party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

[Signature Page Follows]

If the terms of this Agreement are in accordance with your understanding, please sign below and this Agreement will constitute a binding agreement among us.

VIEWRAY, INC.

By:	/s/ Scott W. Drake
	Name:	Scott W. Drake
	Title:	Chief Executive Officer

[Signature Page to Cooperation Agreement]

Acknowledged and agreed to as of the date first written above:

HUDSON EXECUTIVE CAPITAL LP,
on behalf of itself, its affiliates and its affiliated funds

By:	HEC Management GP LLC, its General Partner

By:	/s/ Douglas Braunstein
	Name:	Douglas Braunstein
	Title:	Managing Member

[Signature Page to Cooperation Agreement]

EXHIBIT A

Press Release

ViewRay Enters into Cooperation Agreement with Hudson Executive Capital

CLEVELAND, January 20, 2023- ViewRay, Inc. (NASDAQ: VRAY) today announced that it has reached an agreement with Hudson Executive Capital LP (“HEC”) to appoint Sai Nanduri, Senior Investment Analyst and representative of HEC, as an observer of the ViewRay Board of Directors (the “Board”), effective as of January 20, 2023.

The Company has also agreed that the Board will appoint Mr. Nanduri to fill any vacancy on the Board arising during the term of the agreement.

In connection with this announcement, ViewRay has also entered into a cooperation agreement with HEC, which currently owns approximately 8.7% of the Company’s outstanding common stock. Pursuant to its agreement with ViewRay, HEC has agreed to customary standstill and voting commitments, among other provisions.

The full agreement will be filed with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K.

About ViewRay
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MRI-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian’s high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

About Hudson Executive Capital
Hudson Executive Capital (“HEC”) is a New York City-based value-oriented investor focused on engaging with US small and mid-cap public companies with identified and actionable opportunities to create outsized returns. Seasoned operating executive Douglas Braunstein leads an experienced investment team to help companies catalyze value and drive returns. A group of 30+ current and former public company CEOs are LPs in the fund and support all aspects of the investment model, including idea generation, investment due diligence, and execution. For more information about HEC, please visit www.hudsonexecutive.com.

Advisors
Cravath, Swaine & Moore LLP is serving as legal advisor to ViewRay. Cadwalader, Wickersham & Taft LLP is serving as legal advisor to HEC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay’s financial guidance for the full year 2023, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay’s products, the ability to convert backlog into revenue, the timing of delivery of ViewRay’s products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay’s business in general, see ViewRay’s current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company’s other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Media Enquiries:
Samantha Pfeil
Director, Marketing Communications
ViewRay, Inc.
media@viewray.com

Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
investors@viewray.com

SCHEDULE A

HEC Management GP LLC

HEC Master Fund LP